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                                                                     EXHIBIT 4.6

                       ILLINOIS SUPERCONDUCTOR CORPORATION
                             A DELAWARE CORPORATION

                             1993 STOCK OPTION PLAN
                 (AS AMENDED AND RESTATED THROUGH JULY 28, 2000)

     1. Purpose. The purposes of this Amended and Restated Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees, Consultants and Outside Directors of Illinois Superconductor Corporation, a Delaware corporation (the "Company"), and to promote the success of the Company's business.

     Options granted hereunder may, consistent with the terms of this Plan, be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Committee and as reflected in the terms of the written option agreement.

     2. Definitions. As used in this Plan, the following definitions shall apply:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Cause" means any of the following: (i) willful malfeasance or willful misconduct by the Employee or Consultant in connection with his or her employment; (ii) gross negligence in performing any of the Employee's or Consultant's duties to the Company; (iii) conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; or (iv) willful and continuing breach of any written policy applicable to all employees adopted by the Company concerning conflicts of interest, political contributions, standards of business conduct or fair employment practices, procedures with respect to compliance with securities laws or any similar matters, or adopted by the Company pursuant to the requirements of any government contract or regulation.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         (d) "Committee" means the Committee appointed by the Board or otherwise determined in accordance with Section 4(a) of this Plan.

         (e) "Common Stock" means the common stock of the Company, par value $.001 per share.

         (f) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

         (g) "Continuous Status as an Employee, Consultant or Outside Director" means the absence of any interruption or termination of service as an Employee, Consultant or Outside Director, as applicable. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave or military leave, any other leave provided pursuant to a written policy of the Company in effect at the time of determination, or any other leave of absence approved by the Board or the Committee; provided that such leave is for a period of not more than the greatest of (i) 90 days, (ii) the date of the resumption of such service upon the expiration of such leave which is guaranteed by contract or statute or is provided in a written policy of the Company which was in effect upon the commencement of such leave, or (iii) such period of leave as may be determined by the Board or the Committee in its sole discretion.

         (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3), or any successor definition adopted by the Commission, provided the person is also an "outside director" under Section 162(m) of the Code.

         (i)  "DSU" means a deferred stock unit granted pursuant to this Plan.

         (j) "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company, including employees who are also officers or directors or both of the Company or any Parent or


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     Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         (l) "Good Reason" means any of the following: (i) any change in, or diminution of, the Employee's or Consultant's duties or responsibilities that is inconsistent in any material and adverse respect with such person's duties and responsibilities with the Company immediately prior to the Change of Control; (ii) any reduction in the Employee's or Consultant's base salary or annual target bonus opportunity as in effect immediately prior to the Change of Control; or (iii) any requirement that the Employee or Consultant relocate his or her principal office to a location that is more than 35 miles from such person's principal office immediately prior to the Change of Control. No action taken by the Company in good-faith shall constitute Good Reason unless the Employee or Consultant provides the Chief Executive Officer of the Company and the Committee with a written notice describing the action(s) that the Employee or Consultant believes to constitute Good Reason and the Company fails to remedy such action(s) within 30 days after the Chief Executive Officer of the Company and the Committee receive such written notice.

         (m) "Grantee" means an Employee, Consultant or Outside Director who receives an Option or an Employee who receives a Deferred Stock Unit (a "DSU").

         (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and the rules and regulations promulgated thereunder.

         (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (p)  "Option" means a stock option granted pursuant to this Plan.

         (q)  "Optioned Stock" means the Common Stock subject to an Option.

         (r) "Outside Director" means any member of the Board of Directors of the Company who is not an Employee or Consultant.

         (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (t) "Plan" means this Illinois Superconductor Corporation Plan, as amended from time to time.

         (u) "Rule 16b-3" means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

         (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section of this Plan.

         (w) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Scope of Plan. Subject to the provisions of Section 11 of this Plan, and unless otherwise amended by the Board and approved by the stockholders of the Company as required by law, the maximum aggregate number of Shares issuable under this Plan is 6,011,468, and such Shares are hereby made available and shall be reserved for issuance under this Plan.

         If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares subject thereto shall (unless this Plan shall have terminated) become available for grants of Options and DSUs under this Plan. If any DSUs granted under this Plan are forfeited, the Shares subject to such forfeited DSUs shall (unless the Plan shall have terminated) become available for grants of Options and DSUs under this Plan.



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     4.  Administration of Plan.

         (a) Procedure. This Plan shall be administered by the Committee appointed pursuant to this Section 4(a). The Committee shall consist of two or more Outside Directors appointed by the Board, but all Committee members must be Disinterested Persons. If the Board fails to appoint such persons, the Committee shall consist of all Outside Directors who are Disinterested Persons.

         (b) Powers of Committee. Subject to Section 5(b) below and otherwise subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to: (i) grant Incentive Stock Options, Nonstatutory Stock Options and DSUs, (ii) determine, upon review of relevant information and in accordance with Section 8 below, the Fair Market Value of the Common Stock; (iii) determine the exercise price per share of Options to be granted, in accordance with this Plan, (iv) determine the Employees and Consultants to whom, and the time or times at which, Options and DSUs shall be granted, and the number of shares to be represented by each Option or DSU; (v) cancel, with the consent of the Grantee, outstanding Options and grant new Options in substitution therefor; (vi) interpret this Plan; (vii) accelerate or defer (with the consent of the Grantee) the exercise date of any Option or the vesting date of any DSU; (viii) prescribe, amend and rescind rules and regulations relating to this Plan; (ix) determine the terms and provisions of each Option and DSU granted (which need not be identical) by which Options and DSUs shall be evidenced and, with the consent of the holder thereof, modify or amend any provisions (including without limitation provisions relating to the exercise price of any Option and the obligation of any Grantee to sell purchased or granted Shares to the Company upon specified terms and conditions) of any Option or DSU; (x) require withholding from or payment by a Grantee of any federal, state or local taxes; (xi) appoint and compensate agents, counsel, auditors or other specialists as the Committee deems necessary or advisable; (xii) correct any defect or supply any omission or reconcile any inconsistency in this Plan and any agreement relating to any Option or DSU, in such manner and to such extent the Committee determines to carry out the purposes of this Plan, and; (xiii) construe and interpret this Plan, any agreement relating to any Option or DSU, and make all other determinations deemed by the Committee to be necessary or advisable for the administration of this Plan.

          A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the committee. Except as provided in Section 5(b), a member of the Committee shall not participate in any decisions with respect to himself under this Plan.

         (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees and any other holders of any Options or DSUs granted under this Plan.

     5.  Eligibility.

         (a) DSUs may be granted to any Employee and Options may be granted to any Employee, Consultant or Outside Director as the Committee may from time to time designate, provided that (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may be granted to Outside Directors only in accordance with the provisions of Section 5(b) below. In selecting the individuals to whom Options and DSUs shall be granted, as well as in determining the number of Options and DSUs granted, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of this Plan. Subject to the provisions of
     Section 3 above a Grantee may, if he or she is otherwise eligible, be granted additional Options and/or DSUs if the Committee shall so determine. Subject to adjustment as provided in Section 11 below, during any calendar year, Options for no more than 500,000 Shares of Common Stock shall be granted to any individual Employee, Consultant or Outside Director, and DSUs for no more than 150,000 Shares of Common Stock shall be granted to any individual Employee.

         (b) All grants of Options to Outside Directors under this Plan shall be made strictly in accordance with the following provisions:

         (i) No person shall have any discretion to select which Outside Directors shall be granted options; provided, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

         (ii) Each Outside Director who is first elected to the Board after the adoption of this Plan shall be automatically granted on the date of such election (whether by the stockholders or by the Board of


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               Directors) an Option to purchase 10,000 Shares (subject to adjustment as provided in Section 11 below). On the date of the Annual Meeting Stockholders of the Company in each calendar year, each Outside Director who is reelected at that meeting, or whose term of office does not expire at that meeting, shall be automatically granted an option to purchase 10,000 Shares (subject to adjustment as provided in Section 11 below); provided that no such automatic annual grant shall be made to an Outside Director (i) who is first elected to the Board at such Annual Meeting or was first elected to the Board within three months prior to such Annual Meeting, or (ii) if there are not sufficient Shares remaining and available to all Outside Directors eligible for an automatic grant at the time at which an automatic annual grant would otherwise be made under this Section 5(b)(ii).

         (iii) The terms of each Option granted under this Section 5(b)(ii) above shall be as follows:

                    (A)  the term of the option shall be ten (10) years;

                    (B) the Option shall become exercisable cumulatively with respect to one-third of the Shares on each of the first, second and third anniversaries of the date of grant; provided, however, that in no event shall any option be exercisable prior to obtaining stockholder approval of this Plan; and

                    (C) the exercise price per share of Common Stock shall be 100% of the "Fair Market Value" (as defined in
                         Section 7(b) below) on the date of grant of the Option.

         (iv) Subject to the limitation set forth in Section 5(a) above, each Outside Director may be granted additional Options at the discretion of the Board. Subject to the provisions of this Plan, the terms of such discretionary Options shall be set forth in the Option agreement.

     Notwithstanding anything to the contrary herein, no automatic grants of options shall be made under the Plan during the period commencing on November 5, 1999 and ending on the date of effectiveness, if any, of an amendment to the Corporation's Certificate of Incorporation providing for at least 120 million authorized shares of Common Stock, provided, however, that, in the event of adoption of such an amendment, any such automatic grants that would otherwise have been made during such period shall be made on the first business day following the effective date of the aforementioned amendment.

         (c) Each Option granted under Section 5(b) above shall be a Nonstatutory Stock Option. Each other Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designations, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Options shall be taken into account in the order in which they are granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) This Plan shall not confer upon any Grantee any right with respect to continuation of employment by or the rendition of services to the Company or any Parent or Subsidiary, nor shall it interfere in any way with his or her right or the right of the Company or any Parent or Subsidiary to terminate his or her employment or services at any time, with or without cause. The terms of this Plan or any Options or DSUs granted hereunder shall not be construed to give any Grantee the right to any benefits not specifically provided by this Plan or in any manner modify the Company's right to modify, amend or terminate any of its pension or retirement plans.

     6. Term of Plan. This Plan shall become effective upon the later to occur of its adoption by the Board of Directors of the Company (such adoption to include the approval of at least two Outside Directors) or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of this Plan, and shall terminate no later than August 31, 2003. No grants shall be made under this Plan after the date of termination of this Plan. Any termination, either partially or wholly, shall not affect any Options then outstanding under this Plan.

     7.  Exercise Price; Consideration and Tax Withholding.

         (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee as follows:

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                  (i)      In the case of an Incentive Stock Option granted to
                           any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant, but if granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of an Incentive Stock Option granted to any person other than an Outside Director, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant, but if granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant. The exercise price of Options granted pursuant to Section 5(b) above shall be 100% of the Fair Market Value on the date of grant of the Option.

                  For purposes of this Section 7(a), if an Option is amended to reduce the exercise price, the date of grant of such option shall thereafter be considered to be the date of such amendment.

                  (iii) With respect to (i) or (ii) above, the per Share exercise price is subject to adjustment as provided in Section 11 below.

         (b) Fair Market Value. The "Fair Market Value" of the Common Stock shall be determined by the Committee in its discretion; provided, that if the Common Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by the exchange, and (ii) if not reported on the date of grant, then on the last prior date on which a sale of the Common Stock was reported); or if not listed on an exchange but traded on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), the Fair Market Value per Share shall be the closing price per share of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by NASDAQ, and (ii) if not reported on the date of grant, then on the last prior date on which a sale of the Common Stock was reported); or, if the Common Stock is otherwise publicly traded, the mean of the closing bid price and asked price for the last known sale.

     (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash; (ii) check; (iii) the Grantee's personal interest bearing full recourse promissory note with such terms and provisions as the Committee may authorize (provided that no person who is not an Employee of the Company may purchase Shares with a promissory note); (iv) other Shares of Common Stock which (X) either have been owned by the Grantee for more than six (6) months on the date of surrender or were not acquired directly or indirectly from the Company, and (Y) have a Fair Market Value on the date of surrender (determined without regard to any limitations on transferability imposed by securities laws) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (v) any combination of such methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws.

     (d) Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Grantee for Federal income tax purposes with respect to an option, the Grantee shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock underlying the subject option, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied so as to avoid liability thereunder. The obligations of the Company under this Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

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     8.   Options.

          (a) Term of Option. The term of each Option granted (other than an Option granted under Section 5(b) above) shall be for a period of no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option agreement. However, in the case of an Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Option Agreement.

          (b)   Exercise of Options.

          (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted under this Plan (other than an Option granted pursuant to Section 5(b) above) shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Grantee, and as shall otherwise be permissible under the terms of this Plan.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7 of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option If the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b) above, the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section of this Plan.

                Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (ii) Method of Exercise. A Grantee may exercise an Option, in whole or in part, at any time during the option period by the Grantee's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (A) by delivering Common Stock already owned by the Grantee having a total Fair Market Value on the date of such delivery equal to the exercise price of the subject Option; (B) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (C) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the exercise price of the subject Option; (D) by the delivery of cash by a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (E) by any combination of the foregoing. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted. No shares of Common Stock shall be issued until full payment therefor has been made. A Grantee

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                shall have all of the rights of a shareholder of the Company holding the class of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Grantee has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company's official shareholder records as having been issued or transferred.

          (iii) Termination of Status as an Employee, Consultant or Outside Director. If a Grantee's Continuous Status as an Employee, Consultant or Outside Director (as the case may be) is terminated for any reason whatever, such Grantee may, but only within such period of time as provided in the Option agreement, after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), exercise the Option to the extent that such Employee, Consultant or Outside Director was entitled to exercise it at the date of such termination pursuant to the terms of the Option agreement. To the extent that such Employee, Consultant or Outside Director was not entitled to exercise the Option at the date of such termination, or if such Employee, Consultant or Outside Director does not exercise such Option (which such Employee, Consultant or Outside Director was entitled to exercise) within the time specified in the Option agreement, the Option shall terminate.

          (iv) Company Loan or Guarantee. Upon the exercise of any Option and subject to the pertinent Option agreement and the discretion of the Committee, the Company may at the request of the Grantee;
                (A) lend to the Grantee, with recourse, an amount equal to such portion of the option exercise price as the Committee may determine; or (B) guarantee a loan obtained by the Grantee from a third-party for the purpose of tendering the option exercise price.

     9.   Deferred Stock Units.

          (a) Grant of Deferred Stock Units. Subject to such terms and conditions as the Committee shall determine, an Employee may be granted Deferred Stock Units ("DSUs"), entitling the Employee to receive Shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates. DSUs shall be non-transferable and may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. No Shares of Common Stock will be issued at the time an award of DSUs is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate recordkeeping account for the Employee and will record in such account the number of DSUs awarded to the Grantee. The Committee may permit Grantees to further defer receipt of Shares of Common Stock payable with respect to DSUs.

          (b) Rights as a Stockholder; Dividend Equivalents. A Grantee shall not have any right in respect of DSUs awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the Shares of Common Stock attributable to such DSUs have been issued to such Grantee or his beneficiary. The Committee will determine whether and to what extent to pay dividend equivalents to Grantees of DSUs.

          (c) Settlement of Deferred Stock. An Employee shall receive one share of Common Stock for each vested DSU on such date or dates and/or upon the occurrence of such event as the Committee may specify in the award agreement or on such later date as may be elected by the Grantee in a deferral election made accordance with the rules and procedures established by the Committee. If a Grantee's Continuous Status as an Employee is terminated for any reason, the Grantee shall immediately forfeit all rights with respect to any nonvested DSUs credited to his or her account.

     10. Non-transferability of Options and DSUs. Except as otherwise provided in an Option Agreement, Options and DSUs granted hereunder shall by their terms not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution. Except as otherwise provided in an Option Agreement, an Option may be exercised during the Grantee's lifetime only by the Grantee.

          Notwithstanding the foregoing, upon written approval of the Compensation Committee, a Grantee may transfer Options to any Family Member (as defined below), to any trust in which the Grantee and/or the Grantee's Family Members have more than fifty percent (50%) of the beneficial interest, any foundation in which the Grantee and/or the Grantee's Family Members control the management of assets, and any other entity in which the Grantee and/or the Grantee's Family Members own more than fifty percent of the voting interest; provided that such transfer is not a transfer for value. For purposes of the preceding sentence, the following transfers will not be considered prohibited transfers for value:

          (i) A transfer under a domestic relations order in settlement of marital property rights; and

          (ii) A transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by the Grantee and/or the Grantee's Family Members in exchange for an interest in that entity.

          A "Family Member" shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including any adoptive relationships, or any other person sharing the Grantee's household (other than a tenant or employee).

          11.   Adjustments Upon Changes in Capitalization or Merger.

                (a) Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under this Plan but as to which no Options or DSUs have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, or forfeiture of a DSU, the maximum number of Shares for which Options or DSUs may be granted to any Employee, Consultant or Outside Director during any calendar year (as provided in Section 5(a) above), and the number of shares of Common Stock subject to each outstanding Option and DSU, as well as the exercise price per share of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock issued as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or DSU.

                (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed dissolution or liquidation of the Company, each nonvested DSU shall be forfeited, unless otherwise provided by the Committee, and the deferred Shares of Common Stock payable with respect to each vested DSU shall be issued to the Grantee immediately prior to the consummation of the proposed action notwithstanding any deferral election made by the Grantee.

                (c) Change of Control. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if (i) if any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock (other than as a result of a purchase of such stock from the Company) representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) (A) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (B) the persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board. With respect to Options granted to any Employee or Consultant prior to February 15, 2000 and with respect to any Options granted to any Outside Director (whether granted before or after February 15, 2000), each such Option that is outstanding immediately prior to a Change of Control shall become exercisable in full regardless of any vesting conditions otherwise expressed in the award agreement. Except as otherwise provided in an award agreement with respect to Options or DSUs granted to an Employee or Consultant on or after February 15, 2000 and prior to a Change of Control, each such outstanding DSU shall vest, and each such outstanding Option shall become exercisable in full, regardless of any vesting conditions otherwise expressed in the award agreement, upon the

          Employee's or Consultant's termination of employment with the Company following the Change of Control of the Company if the Employee's or Consultant's employment is terminated by the Company without Cause or by the Employee or Consultant for Good Reason.

                (d) Purchased Shares. No adjustment under this Section 11 shall apply to any purchased Shares already deemed issued at the time any adjustment would occur.

                (e) Notice of Adjustments. Whenever the purchase price or the number or kind of securities issuable upon the exercise of the Option shall be adjusted pursuant to Section 11, the Company shall give each Grantee written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, and the method by which such adjustment was calculated.

                (f) Certain Cash Payments. If a Grantee would not be permitted to exercise an Option or any portion thereof (for purposes of this subsection (f) only, each such Option being referred to as a "Subject Option") or dispose of the Shares received upon the exercise thereof without loss or liability (other than a loss or liability for the exercise price, applicable withholding or any associated transactional cost), or if the Board determines that the Grantee may not be permitted to exercise the same rights or receive the same consideration with respect to the sale of the Company as a shareholder of the Company with respect to any Subject Options or portion thereof or the Shares received upon the exercise thereof, then notwithstanding any other provision of this Plan and unless the Committee shall provide otherwise in an agreement with such Grantee with respect to any Subject Options, such Grantee shall have the right, whether or not the Subject Option is fully exercisable or may be otherwise realized by the Grantee, by giving notice during the 60-day period from and after a Sale to the Company, to elect to surrender all or part of any Subject Options to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Sale Price" (as defined herein) per share of Common Stock on the date of such election shall exceed the amount which the Grantee must pay to exercise the Subject Options per share of Common Stock under such Subject Options (the "Spread") multiplied by the number of shares of Common Stock granted under the Subject Options as to which the right granted hereunder shall be applicable and shall have been exercised; provided, however, that if the end of such 60-day period from and after a sale of the Company is within six months of the date of grant of a Subject Option held by a Grantee (except a Grantee who has deceased during such six month period) who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange
          Act), such Subject Option shall be canceled in exchange for a payment to the Grantee, effective on the day which is six months and one day after the date of grant of such Subject Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Subject Option. With respect to any Grantee who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), the 60-day period shall be extended, if necessary, to include the "window period" of Rule 16(b)-3 which first commences on or after the date of the sale of the Company, and the Committee shall have sole discretion, if necessary, to approve the Grantee's exercise hereunder and the date on which the Spread is calculated may be adjusted, if necessary, to a later date if necessary to avoid liability to such Grantee under Section 16(b). For purposes of the Plan, "Sale Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a sale of the Company or (b) if the sale of the Company is the result of a tender or exchange offer or a corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a corporate transaction, except that, in the case of Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

                (g) Mitigation of Excise Tax. If any payment or right accruing to a Grantee under this Plan (without the application of this Section), either alone or together with other payments or rights accruing to the Grantee from the Company or an affiliate ("Total Payments") would constitute a "parachute payment" (as defined in
          Section 280G of the Code and regulations thereunder), the Committee may in each particular instance determine to (a) reduce such payment or right to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code, or (b) take such other actions, or make such other arrangements or payments with respect to any such payment or right as the Committee may determine in the circumstances. Any such determination shall be made by the Committee in the exercise of its sole discretion, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate as may be requested by the Committee in connection with the Committee's determination, including providing the Committee with such information concerning such Grantee as the Committee may deem relevant to its determination.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee, Consultant or Outside Director to whom an Option is so granted within a reasonable time after the date of such grant. If the Committee cancels, with the consent of Grantee, any Option granted under this Plan, and a new Option is substituted therefor, the date that the canceled Option was originally granted shall be the date used to determine the earliest date for exercising the new substituted Option under Section 7 so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the date the canceled Option was granted.

     13.  Amendment and Termination of Plan.

          (a) Amendment and Termination. The Board or the Committee may amend, waive or terminate this Plan from time to time in such respects as it shall deem advisable; provided that, to the extent necessary to comply with the applicable rules and regulations of the stock exchange or market on which the Common Stock is then listed for trading or with Section 422 of the Code (or any successor or applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as is required by the rule, regulation or law.

          (b) Effect of Amendment or Termination. Any such amendment or termination of this Plan shall not affect Options or DSUs already granted and such Options and DSUs shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to a DSU or to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant to a DSU or upon exercise of an Option hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Restrictions on Shares. Shares of Common Stock issued in respect of DSUs or upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the grant. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an affiliate to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option or receiving shares in respect of DSUs to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     16. Shareholder Rights. No person shall have any rights of a shareholder as to shares of Common Stock subject to an Option or DSU until, after proper exercise of the Option or other action required or, in the case of DSUs, after the conditions for delivery of Shares subject to DSUs have been satisfied and such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. Subject to the preceding Section and upon exercise of the Option or any portion thereof or satisfaction of the conditions for delivery of Shares subject to DSUs, the Company will have thirty
(30) days in which to issue the shares, and the Grantee will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official shareholder records, except as provided herein or in an agreement.

     17. Best Efforts To Register. If there has been a public offering, the Company may register under the Securities Act the Common Stock delivered or deliverable pursuant to Options on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will, if it so determines, use its good faith efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of
(a) one year following the expiration of the option period of the last Option outstanding (or issuance of the last Share subject to an outstanding DSU), (b) the date the Company is no longer a reporting company under the Exchange Act and
(c) the date all Grantees have disposed of all shares delivered pursuant to any Option or DSU. The Company may delay the foregoing actions at any time and from time to time if the Committee determines in its discretion that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Grantees.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to permit the exercise of all Options outstanding under this Plan and the issuance of Shares subject to all outstanding DSUs. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained for any reason.

     19. Option and DSU Agreements. Options and DSUs shall be evidenced by written agreements in such form as the Committee shall approve.

     20. Information to Grantees. To the extent required by applicable law, the Company shall provide to each Grantee, during the period for which such Grantee has one or more Options or DSUs outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. Except as otherwise noted in the foregoing sentence, the Company shall have no obligation or duty to affirmatively disclose to any Grantee, and no Grantee shall have any right to be advised of, any material information regarding the Company or any Parent or Subsidiary at any time prior to, upon or otherwise in connection with, the exercise of an Option.

     21. Funding. Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under this Plan.

     22. Controlling Law. This Plan shall be governed by the laws of the State of Delaware applicable to contracts made and performed wholly in Delaware between Delaware residents.